EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of March 22, 2017 by and among Broadway Financial Corporation, ("BFC"), Broadway Federal Bank, f.s.b. (the "Bank" and, together with BFC, the "Company"), and Wayne-Kent A. Bradshaw (the "Executive"). The term Company shall refer to BFC in respect of Executive's services to BFC and to the Bank in respect of the Executive's services to the Bank.

WHEREAS, the Executive has served as a senior executive officer of the Company and the Bank since February, 2009;

WHEREAS, the Company desires to continue to retain the Executive to serve as President and Chief Executive Officer of the Company on the terms and conditions set forth in this Agreement, and the Executive desires to provide such services on such terms and conditions;

NOW, THEREFORE, in consideration of the terms and mutual covenants herein and for other good and valuable consideration, the parties hereto agree as follows:

1. Services, Duties and Responsibilities.

(a) The Company hereby agrees to employ the Executive as its President and Chief Executive Officer during the service period fixed by Section 4 hereof (the "Service Period"). The Executive shall report to the Board of Directors of BFC (the "Board") and shall have such duties and responsibilities as are consistent with the position of President and Chief Executive Officer of a bank and holding company of similar size and complexity as the Company (the "Services"). The Executive shall also serve on the Board to the extent he is elected for such service by the BFC stockholders, which election shall be recommended to the BFC stockholders by the appropriate committee of the Board, and the Executive shall serve on the board of directors of the Bank. The Executive's principal work location shall be at the Company's principal executive offices; provided, that the Executive may be required to travel as reasonably necessary in order to perform the Executive's duties and responsibilities hereunder.

(b) During the Service Period, excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of the Executive's working time, energy and attention to the performance of his duties and responsibilities hereunder and shall faithfully and diligently endeavor to promote the business of the Company. During the Service Period, the Executive may not, without the prior written consent of the Board, directly or indirectly, operate, participate in the management, operations or control of, or act as an executive, officer, consultant, agent or representative of, any type of competitive business or service; provided, that the Executive may, to the extent not otherwise prohibited by this Agreement, devote such amount of time as does not interfere with the performance of the Executive's duties under this Agreement to engaging in community and charitable activities.

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2. Compensation.

(a) Base Salary. During the Service Period, the Executive shall be paid an annual base salary of $435,000 for the Executive's services hereunder, payable in accordance with the normal and customary payroll procedures applicable to the Company's senior executives. The Executive's base salary shall be subject to increase but not decrease, as determined by the Board in its discretion (such base salary, as in effect from time to time, the "Base Salary").

(b) Bonus Opportunity. During the portion of the Service Period that the Company is subject to EESA and the Interim Final Rule (both as defined in Section 11(a) hereof), the Executive shall be eligible for an annual bonus opportunity, payable solely in the form of "long-term restricted stock" (as defined in the Interim Final Rule, which term includes restricted stock units) that will be granted to the Executive, of up to the maximum amount permitted by EESA and the Interim Final Rule, on the terms and conditions to be set by the compensation committee of the Board (or the Board, in the absence of the compensation committee) and set forth in a separate agreement which shall be entered into on or before March 30 of each year of grant. Any long-term restricted stock shall be subject to the service-based vesting and the vesting limitations required by EESA and the Interim Final Rule. The payment or accrual of bonuses, and the grant and vesting of any long-term restricted stock, pursuant to this Section 2(b) shall in all events be subject to compliance with Section 11 hereof. The Executive shall be eligible for an annual bonus opportunity of such other type and on such performance and other conditions as shall be determined by the compensation committee of the Board (or the Board, in the absence of the compensation committee) during any period after the Company ceases to be subject to EESA and the Interim Final Rule. Any such bonus with respect to a year in which the Service Period terminates shall be payable in full or on a pro-rated basis, depending on the nature of the Company's bonus policy at that time.

(c) Equity Incentives. The Executive shall be entitled to participate in the Bank's Employee Stock Ownership Plan (the "ESOP") in accordance with its terms. In addition, for any period after the Company ceases to be subject to EESA and the Interim Final Rule, the Executive shall be granted equity-based awards pursuant to the Company's 2008 Long-Term Incentive Plan on or before March 30 each year of such types and in such amounts as shall be determined by the compensation committee of the Board (or the Board, in the absence of the compensation committee) based on the Executive's performance for the preceding year. Such awards shall each vest and, in the case of any stock options, become exercisable (i) to the extent of thirty three percent (33%) of the shares covered thereby, on the first anniversary of the date of grant, with the balance of each such award vesting ratably over the succeeding twenty-four (24) months for each grant, and (ii) in full in the event of the death or Disability of the Executive, the termination of the Service Period by the Company without Cause or the termination of the Service Period by the Executive for Good Reason. Any stock options granted to the Executive pursuant to this Section 2(c) and the 2009 Stock Option Agreement (as defined in Section 14(b) hereof) shall be exercisable by the Executive's estate, legal representative or heirs for a period of one (1) year after termination of the Service Period due to the death, Disability, termination without Cause or termination for Good Reason of the Executive. Unless otherwise

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prohibited pursuant to Section 11 hereof, all restricted stock granted pursuant to the 2016 Award Agreement (as defined in Section 14(b) hereof), and any subsequent restricted stock granted to the Executive shall vest in full in the event of the death or Disability of the Executive, the termination of the Executive's employment without Cause, or the termination of the Executive's employment for Good Reason.

(d) Other Benefits. Except as otherwise provided herein, the Executive shall be eligible to participate in all employee benefit plans and arrangements of the Company applicable to other senior executive officers, including, without limitation, the Company's 401(k) Plan with continuation of the Company's current employee contribution matching policy, and medical, dental, life and long-term disability insurance programs.

(e) Vacation. The Executive shall be entitled paid vacation in accordance with the Company's vacation policy; provided, that the Executive shall be entitled to not less than twenty (20) days of vacation in each calendar year (or an appropriately pro-rated portion thereof for partial years). The Executive shall be permitted to accrue permitted vacation days at such rate and carry over a maximum of fifteen (15) days of such accrued unused vacation from year to year.

(f) Automobile Allowance. The Company will provide the Executive with an automobile allowance in the amount of $1,500 per month during the Service Period., payable in accordance with the normal and customary practices applicable to the Company's senior executives.

3. Reimbursement for Expenses.

(a) Business Expenses. The Company shall promptly reimburse the Executive for all reasonable out-of-pocket business expenses, including, without limitation, travel expenses incurred by the Executive in connection with carrying out his responsibilities under this Agreement during the Service Period upon presentation of appropriate vouchers, receipts or other satisfactory evidence thereof and otherwise in accordance with applicable Company policies.

(b) Memberships. The Company shall pay or reimburse the Executive for social and trade membership dues and fees during the Service Period in accordance with the Company's policies and procedures as in effect from time to time, which policies and procedures shall in all events include paying the social club dues of the Executive currently paid by the Company at a rate not exceeding $1,000 per month.

4. Service Period.

(a) Term. The "Service Period" during which the Executive shall perform the Services for the Company pursuant to this Agreement means the period commencing on the date hereof and, subject to extension as set forth below, expiring at the close of business on the third (3rd) anniversary of the date hereof in the year 2020. Prior to December 31 of each calendar year during the Service Period, the Board shall review the Executive's performance, shall discuss the results of such review with Executive and

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tly shall inform the Executive in writing whether the Board proposes to extend e Period for an additional year, and the results thereof shall be included in the s of the Board's meeting at which the same has been considered. If the Board s the Executive that it proposes to extend the Service Period, and the Executive such proposal, the Service Period shall be extended to end on the anniversary of reofthat occurs in the year immediately following the expiration date of the th g Service Period. Notwithstanding the foregoing, nothing herein shall bar the from (a) extending the Service Period under this Agreement by mutual agreem ontinuing the Executive's employment by the Company without extension of t ent. (b) Termination. Notwithstanding the foregoing, the Service Period terminated at any time upon the earliest to occur of the following events or any nts identified in Section 7 hereof: (i) Death or Disability. The Service Period shall terminate e Executive's death or Disability. For this purpose, "Disability" means that eit Executive is deemed disabled for purposes of any group or individual long-ter ty policy maintained by the Company that covers the Executive, or (B) in the g dgment of the Board, the Executive is substantially unable to perform the ve's duties under this Agreement for more than one hundred twenty (120) days or not consecutive, in any twelve (12) -month period, by reason of a physical illness or injury. (ii) Termination for Cause by the Company. The Company m te the Service Period for Cause at any time effective upon written notice to the ve. For purposes of this Agreement, the term "Cause" shall mean the terminati ervice Period on account of(A) the Executive's failure to substantially perform ve's duties hereunder or as reasonably assigned to the Executive by the Board a nt with the Executive's obligations hereunder and Executive shall not have cur lure (as determined in the reasonable judgment of the Board) within thirty (30) er written notice from the Board; (B) the Executive's material breach of this ent or any material written policy of the Company and failure of the Executive ed such breach (as determined in the reasonable judgment of the Board) within 0) days after written notice from the Board; (C) the Executive's willful violation , rule, or regulation (other than traffic violations or similar offenses) or entry of se-and-desist order against the Executive; (D) conviction of a felony or a plea tendere to a felony; or (E) conduct by the Executive constituting a misdemean g a Disqualifier (as defined below) by the Executive. "Disqualifier" means (i) oral turpitude, dishonesty, breach of fiduciary duty involving personal profit, d crime or racketeering; (ii) willful violation of securities or commodities laws ns; (iii) willful violation of depository institution laws or regulations; (iv) willf of housing authority laws or regulations arising from the operations of the Ban llful violation of the rules, regulations, codes of conduct or ethics of a latory trade or professional organization.=Notwithstanding the foregoing, the e shall not be deemed terminated for Cause unless and until there shall have be d to the Executive a copy of the resolution duly adopted by the Board at a meeti of the Board called and held for that purpose (after reasonable notice to the Executive) and an opportunity for the Executive , together with counsel, to be heard before the Board), finding that, in the good faith of the Board, the Executive's conduct justified termination for Cause and specifying the particulars thereof in reasonable detail.

(iii) Termination without Cause by the Company. The Company may terminate the Service Period without Cause. For the avoidance of doubt, "termination without Cause" includes, without limitation, the failure by the Company for whatever reason to extend the Service Period pursuant to Section 4(a), except if the Executive refuses in writing to accept the then one (1) year extension of the Service Period.

(iv) Termination by the Executive for Good Reason. The Executive may terminate the Service Period for Good Reason within ninety (90) days following the initial existence of the circumstances giving rise to Good Reason, subject to the terms and conditions of this Section 4(b)(iv). For purposes of this Agreement, the term "Good Reason" shall mean, unless the Executive shall have consented in writing thereto, (i) the Executive's demotion, loss of title in part or in whole, removal as a director of the Company or the Bank, loss of office, or reduction of authority, the failure by the stockholders to elect the Executive as a director of the Company or the obligation of Executive to report to any senior officer rather than directly to the Board, (ii) a reduction in the Executive's base salary, (iii) relocation of the Executive's primary work location more than twenty (20) miles from 5055 Wilshire Boulevard, Los Angeles, California, (iv) a material diminution of the Executive's responsibilities, or (v) any material breach of this Agreement by the Company, including, without limitation, the failure to pay the Executive any amount when due and payable, pursuant to this Agreement, except in the event of a bona fide dispute regarding reimbursement of business expenses, provided, that the Executive shall have delivered written notice to the Company, within thirty (30) days of the initial existence of the circumstances giving rise to Good Reason, of the Executive's intention to terminate the Service Period for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Executive's right to terminate the Service Period for Good Reason, and the Company shall not have cured such circumstances within thirty (30) days following the Company's receipt of such notice; provided, however, that any breach by the Company of a payment obligation hereunder must be cured within five (5) days (rather than the foregoing 30 days) following the Company's receipt of such notice. If, following such thirty (30)-day period (or such five (5)-day period, as applicable), the Company has not cured such circumstances and the Executive decides to proceed with the termination of the Service Period for Good Reason, such a termination will be effected by providing the Company with a Notice of Termination, which Notice of Termination shall be effective as of the date given, without any further right to cure by the Company.

(v) Voluntary Termination by the Executive. The Executive may voluntarily terminate the Service Period (other than for Good Reason); provided, that the Executive provides the Company with notice of the Executive's intent to terminate the Service Period at least sixty (60) days in advance of the Date of Termination.

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5. Termination Procedure.

(a) Notice of Termination. Any termination of the Service Period by the Company or by the Executive (other than a termination on account of the Executive's death) shall be communicated by written "Notice of Termination" to the other party in accordance with Section 14(a) hereof. The Notice of Termination must indicate the specific termination provision in this Agreement the party giving such notice believes to describe the circumstances applicable to such termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under such provision.

(b) Date of Termination. "Date of Termination" shall mean (i) if the Service Period expires pursuant to Section 4(a) hereof, the date on which the expiration of the Service Period occurs; (ii) if the Service Period is terminated due to the Executive's death or Disability, the date of the Executive's death or the date on which the Notice of Termination is received by the Executive that the Board made its determination of Disability in accordance with Section 4(b)(i) (A) or (B) hereof, (iii) if the Company terminates the Service Period for Cause, the date on which the Notice of Termination is received by the Executive; (iv) if the Executive terminates the Service Period for Good Reason, the date on which the Notice of Termination is given by the Executive (or such earlier date as may be agreed to by the Company); (v) if the Executive voluntarily terminates the Service Period (other than for Good Reason), the date specified in the Notice of Termination, which date shall be no earlier than sixty (60) days after the date such notice is given pursuant to Section 4(b)(v) hereof, unless otherwise agreed to by the parties; and (vi) if the Service Period is terminated for any other reason, the date on which a Notice of Termination is received or any later date (within 30 days, or any alternative time period agreed upon by the parties, after the giving of such notice) as set forth in such Notice of Termination. Notwithstanding the foregoing, if the party receiving a Notice of Termination notifies the other party that a dispute exists concerning the appropriate characterization of the subject termination for purposes of determining the Executive's entitlement to Accrued Obligations and Severance Payments, and any other benefits hereunder, the Date of Termination shall be the date on which the dispute shall be finally resolved whether by mutual agreement of the parties, by a binding arbitration award, or by a final non-appealable judgment or order by a court of competent jurisdiction, provided that nothing herein modifies the mandatory arbitration provisions set forth in Section 10 hereof.

(c) Continuation of Payment. The Company shall continue to pay the Executive's full compensation in effect when the Notice of Termination giving rise to the dispute described in subsection (b) above was given (including, but not limited to, the Executive's then Base Salary) and continue the Executive as a participant in all employee benefit plans and arrangements of the Company in which the Executive was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section 5(c) shall not be offset against, or reduce, any other amounts due to the Executive pursuant to this Agreement.

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6. Rights and Obligations Upon Termination of the Service Period.

(a) Termination by the Company for Disability or without Cause, or by the Executive for Good Reason. In the event of the termination of the Service Period by the Company for Disability or without Cause, or termination of the Service Period by the Executive for Good Reason, and to the extent permitted by applicable law and regulations, including, without limitation, those referred to in Section 11 hereof, the Company shall pay the Executive, and the Executive shall be entitled to: (i) any unpaid portion of the Base Salary through the Date of Termination; (ii) any unreimbursed business expenses in accordance with Section 3(a) hereof; (iii) the rights set forth in the Stock Option Agreement, the 2016 Award Agreement and any subsequent restricted stock award granted pursuant to the BFC 2008 Long Term Incentive Plan, as the sane may be amended, or any other similar plan adopted by BFC; and (iv) any vested benefits to which the Executive is entitled under the terms of the Company's employee benefit plans and programs, including, without limitation, the ESOP, subject to the terms of such plans and programs (collectively the "Accrued Obligations"). In addition, the Company shall continue to pay the Executive's monthly Base Salary (i.e., one-twelfth (1/12th) of Executive's annual Base Salary in effect as of the date immediately preceding the date of termination of employment, or the date immediately prior to the initial existence of circumstances giving rise to Good Reason, as applicable) for (i) thirty-six (36) months (the "Severance Period") regardless of the then remaining portion of the Service Period (each monthly salary continuation payment shall be deemed to be a separate installment for purposes of Section 409A of the Code) commencing with the first calendar month following the Date of Termination and (ii) the Company shall continue during the Severance Period to pay the automobile allowance and social club dues provided for in Sections 2(f) and 3(b) hereof, and shall continue to pay the Executive for life, long-term disability, medical and dental insurance premiums in manner consistent with the Company's obligations to make such payments pursuant to Section 2(d) (the payments described in (i) and (ii) being collectively referred to herein as the "Severance Payments"). All Severance Payments shall be payable in accordance with normal and customary payroll procedures applicable to the Company's senior executives, subject to Section 6(d) hereof. Notwithstanding the foregoing provisions of this Section 6(a): (i) the Executive's entitlement to the Severance Payments shall be subject to and conditioned upon the Executive delivering to the Company an Irrevocable Release not later than sixty (60) days after the date of the Executive's termination of employment; (ii) if such 60-day period following the Executive's termination of employment begins in one calendar year and ends in another, the Severance Payments shall, to the extent required in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), commence on the first payroll date following the later of (A) the end of the calendar year in which the Executive's termination of employment occurs or (B) the date the Executive satisfies the Irrevocable Release requirement; and (iii) the Executive's entitlement to the Severance Payments shall be subject to and conditioned upon the Executive complying in all material respects with Sections 8 and 9 of this Agreement. "Irrevocable Release" means a mutual general release of claims in the form affixed hereto marked Exhibit A (except with the date of termination of employment, the date of such Irrevocable Release and other indicated information filled in) that has been executed by the Executive and for which the revocation period under Age Discrimination in Employment Act of 1967, as amended, and the terms of the release have

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expired. For the avoidance of doubt, this Section 6(a) shall be subject to the limitations of Section 11 of this Agreement.

(b) Death. If the Service Period is terminated as a result of the Executive's death, the Executive or the Executive's estate or beneficiaries, as the case may be, shall be entitled to solely the Accrued Obligations.

(c) Termination by the Company for Cause or by the Executive Voluntarily. If the Service Period is terminated by the Company for Cause or voluntarily by the Executive (other than for Good Reason), the Executive shall be entitled to solely the Accrued Obligations.

(d) Change in Control.

(i) In the event that the employment of the Executive by the Company is terminated by the Company without Cause or by the Executive for Good Reason at any time within three (3) years after a Change in Control has occurred, the Executive shall have the right to elect to receive a single lump sum payment of the present value, as determined using a discount rate equal to the Applicable Federal Rate (as defined below) in effect at the time of such determination, of all of the payments provided for in Section 6(a) within ten (10) days after written notice requesting such payment is given to the Company by the Executive. If the Executive does not make such election within thirty (30) days after the Date of Termination, then payment of an amount equal to the aggregate of the payments provided for in Section 6(a) hereof shall be made to the Executive in three (3) equal annual installments, the first of which installment payments shall be made within thirty (30) calendar days following the Date of Termination and the remaining two of which installment payments shall be made on January 15th of the respective following years. As used herein the term "Applicable Federal Rate" means the rate set forth from time to time in Table 1 of the Applicable Federal Rate Rulings of the Internal Revenue Service, or any official successor publication, for debt instruments maturing within three years and having annual compounding.

(ii) As used herein, the term "Change in Control" shall mean an event with respect to the Company of a nature that (i) would be required to be reported in response to Item 5.01 of a current report filed on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date of this Agreement; or (ii) results in any person acquiring control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended, and the rules and regulations Board of Governors of the Federal Reserve System (the "FRB") thereunder, (provided, that in applying the definition of change in control as set forth under such rules and regulations, the Board shall substitute its judgment for that of the FRB); and, without limitation, such an acquisition of control shall be deemed to have occurred at such time as (A) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations of the Securities and Exchange Commission (the "SEC") thereunder, including any such persons that may be deemed to be acting in concert with respect to the Bank or the Company, or the acquisition, ownership or voting of Bank or Company securities) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under

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the Exchange Act and the regulations of the SEC thereunder, directly or indirectly, of securities of the Bank or the Company representing fifty percent (50%) or more of the Bank's or the Company's outstanding securities except for any securities purchased by any tax qualified employee benefit plan of the Company or the Bank ; or (B) individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters (3/4) of the directors then comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though such person were a member of the Incumbent Board; or (C) a plan of liquidation reorganization, merger, consolidation sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or the Company is not the resulting entity is approved by the Board and the stockholders of the Company or otherwise occurs; or (D) solicitations of stockholders of the Company, by someone other than the Incumbent Board of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or a similar transaction with one or more corporations as a result of which the outstanding shares of the Company's voting common stock are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (E) a tender offer is made for twenty percent (20%) or more of the voting securities of the Bank or the Company.

7. Other Termination Provisions.

(a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) or (g)(1)), the Company's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed or otherwise withdrawn, the Company shall (but subject in all events to the requirements of Section 409A of the Code) (i) pay the Executive all of the compensation withheld while the Company's obligations under this Agreement were suspended, and (ii) reinstate all of its obligations which were suspended.

(b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive shall not be affected.

(c) If the Company is in default (as the term "default" is defined in section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive shall not be affected.

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8. Non-Solicitation.

(a) During the period of the Executive's employment by the Company, whether pursuant to this Agreement or otherwise, and for the twelve (12) -month period following the termination of the Executive's employment with the Company for any reason, the Executive will not, without the written consent of the Company, directly or indirectly:

(i) influence or attempt to influence any customer of the Company or any of its affiliates to discontinue its use of the Company's (or such affiliate's) services or to divert such business to any other person, firm or corporation; provided; however, that a broad and general advertisement or solicitation not specifically targeting or intending to target customers of the Company or any of its affiliates shall not be deemed a violation of this Section 8; or

(ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or any of its affiliates and any of its respective employees, customers, suppliers, principals, distributors, lessors or licensors. Efforts by the Executive, whether direct or indirect, (A) to solicit or assist any other person or entity in soliciting any employee of the Company or any of its affiliates to perform services for any entity (other than the Company or any of its affiliates) or (B) to encourage any employee of the Company, or any of its affiliates to leave their employment with the Company or any of its affiliates shall be in violation of this Section 8. A person's response to a broad and general advertisement or solicitation not specifically targeting or intending to target employees of the Company or any of its affiliates shall not be deemed a violation of this Section 8.

(b) In the event the Executive materially breaches any of the provisions contained in Section 8(a) hereof and the Company seeks compliance with such provisions by judicial proceedings, the time period during which the Executive is restricted by such provisions shall be extended by the time during which the Executive has been in violation of any such provision and any period of litigation required to enforce the Executive's obligations under this Agreement.

(c) The Executive and the Company intend that Section 8 of this Agreement be enforced as written. However, if one or more of the provisions contained in Section 8 shall for any reason be held to be unenforceable because of the duration or scope of such provision or the area covered thereby, the Executive and the Company agree that the court making such determination shall have the full power to reform, by "blue penciling" or any other means, the duration, scope and/or area of such provision and in its reformed form such provision shall then be enforceable and shall be binding on the parties.

9. Confidentiality; Non-Disclosure.

(a) The Executive hereby agrees that, during the Service Period and thereafter, he will hold in strict confidence any proprietary or Confidential Information related to the Company or any of its affiliates. For purposes of this Agreement, the term

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"Confidential Information" shall mean all information of the Company or any of its affiliates (in whatever form) that is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists or trade secrets.

(b) The Executive hereby agrees that upon the termination of the Service Period, the Executive shall not take, without the prior written consent of the Company, any business plans, strategic plans or reports or other document (in whatever form) of the Company or any of its affiliates, which is of a confidential nature relating to the Company or any of its affiliates.

10. Dispute Resolution; Injunctive Relief.

(a) Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including without limitation the determination of the scope or applicability of this Section 10(a), shall be determined by arbitration in Los Angeles, California before a single arbitrator who is a retired judge on the panel of JAMS. If the parties are unable to agree upon the selection of one arbitrator, any party may request JAMS to appoint such arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. The decision of the arbitrator shall be final and binding on the parties. The scope of discovery shall be determined by the arbitrator. The prevailing party shall be entitled to recover reasonable attorneys' fees and costs in accordance with Section 13(b). Judgment on the arbitration award may be entered in any court having appropriate jurisdiction. This Section 10(a) shall not preclude parties from seeking provisional remedies in aid of arbitration from a court having appropriate jurisdiction, nor shall it limit the rights of the Company set forth in Section 10(b) hereof.

(b) The parties hereto agree that it would not be possible to measure in money the damages that would be suffered by the Company and its affiliates in the event that the Executive were to breach any of the restrictive covenants set forth in Sections 8 and 9 hereof (the "Restrictive Covenants"). In the event that the Executive breaches any of the Restrictive Covenants, the Company shall be entitled to an injunction restraining the Executive from violating such Restrictive Covenants (without posting any bond). If the Company shall institute any action or proceeding to enforce any such Restrictive Covenant, the Executive hereby waives the claim or defense that the Company or any of its affiliates has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company or any of its affiliates has an adequate remedy at law.

11. TARP and Golden Parachute Restrictions.

(a) Notwithstanding anything herein to the contrary: (i) any payments made to the Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and 12 C.F.R. Part 359 regarding golden parachute and indemnification payments; (ii) no annual bonus, incentive compensation, severance pay, or golden parachute payments or benefits shall be paid,

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provided, or accrued under this Agreement or otherwise to the extent it would violate Section 111 of Emergency Economic Stabilization Act of 2008, as amended ("EESA"), and the Interim Final Rule (as hereinafter defined); (iii) no payment or benefit shall be paid or provided under this Agreement or otherwise to the extent that it would violate any agreement between or among the Company and the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any other governmental entity or agency, provided that the Company shall use commercially reasonable efforts to negotiate the authority and right to make all payments and provide all benefits to the Executive as and when contemplated by this Agreement; and (iv) subject to, and in accordance with, the interim final rule promulgated pursuant to Sections 101(a), 101(c)(5), and 111 of EESA (the "Interim Final Rule"), the Executive shall be required to repay to the Company the amount of any bonus payment (as defined in the Interim Final Rule) made during the TARP period (as defined in the Interim Final Rule) to the extent that the bonus payment was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria.

(b) In the event that the amounts and benefits payable pursuant to this Agreement, when added to other amounts and benefits which may become payable to the Executive by the Company and any affiliated company, are such that the Executive becomes subject to the excise tax provisions of Section 4999 of the Code relating to "excess parachute payments" as defined for purposes of Section 280G of the Code, the Company shall pay the Executive such additional amount or amounts as will result in the Executive's retention of a net amount, after the payment of all federal, state and local excise, employment and income taxes on such payments and the value of such benefits, equal to the net amount the Executive would have retained had the initially calculated payment and benefits not been subject to such excise tax provisions. For purposes of the preceding sentence, the Executive shall be deemed to be subject to the highest marginal federal, relevant state and relevant local tax rate applicable to an individual resident in Los Angeles, California. All calculations required to be made under this subsection shall be made by the Company's independent public accountants, subject to the right of Executive's representative to review the same. All such amounts required to be paid by this Section shall be paid at the time any withholding may be required by the Company, or any taxes may be required to be paid by the Executive, under applicable law, and any additional amounts to which the Executive may be entitled shall be paid or reimbursed no later than fifteen (15) days following confirmation of such amount by the Company's independent public accountants. In the event any amounts paid hereunder are subsequently determined to be in error, due to estimates required for calculation of such payments being proving to be inaccurate or otherwise, the parties hereto agree to reimburse each other to correct such error, as appropriate, and to pay interest thereon at the applicable federal rate (as determined pursuant to Code Section 1274) for the period of time such erroneous amount remained outstanding and unreimbursed. The parties hereto recognize that the actual implementation of the provisions of this Section 8(b) are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising with respect hereto.

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12. Section 409A.

(a) This Agreement is intended to comply with the requirements of Section 409A of the Code (including the exceptions thereto), to the extent applicable, and the parties' Agreement shall be interpreted in accordance with such requirements. If any provision contained in the Agreement conflicts with the requirements of Section 409A of the Code (or the exemptions intended to apply under the Agreement), the Agreement shall be deemed to be reformed to comply with the requirements of Section 409A of the Code (or the applicable exemptions thereto). Notwithstanding anything to the contrary herein, for purposes of determining the Executive's entitlement to the Severance Payments, (i) the Service Period shall not be deemed to have terminated unless and until the Executive incurs a "separation from service" as defined in Section 409A of the Code, and (ii) the term "Date of Termination" shall mean the effective date of the Executive's separation from service. Reimbursement of any expenses provided for in this Agreement shall be made promptly upon presentation of documentation in accordance with the Company's policies (as applicable) with respect thereto as in effect from time to time (but in no event later than the end of calendar quarter following the year such expenses were incurred); provided, however, that in no event shall the amount of expenses eligible for reimbursement hereunder during a calendar year affect the expenses eligible for reimbursement in any other taxable year. Notwithstanding anything to the contrary herein, if a payment or benefit under this Agreement is due to a "separation from service" for purposes of the rules under Treas. Reg. § 1.409A-3(i)(2) (payments to specified employees upon a separation from service) and the Executive is determined to be a "specified employee" (as determined under Treas. Reg. § 1.409A-1(i) and related Company procedures), such payment shall, to the extent necessary to comply with the requirements of Section 409A of the Code, be made on the later of (x) the date specified by the foregoing provisions of this Agreement or (y) the date that is six (6) months after the date of the Executive's separation from service (or, if earlier, the date of the Executive's death). Any installment payments that are delayed pursuant to this Section 12 shall be accumulated and paid in a lump sum on the first day of the seventh month following the Date of Termination (or, if earlier, upon the Executive's death) and the remaining installment payments shall begin on such date in accordance with the schedule provided in this Agreement. The Severance Payments are intended not to constitute deferred compensation subject to Section 409A of the Code to the extent such Severance Payments are covered by (i) the "short-term deferral exception" set forth in Treas. Reg. § 1.409A-1(b)(4), (ii) the "two times severance exception" set forth in Treas. Reg. § 1.409A-1(b)(9)(iii), or (iii) the "limited payments exception" set forth in Treas. Reg. § 1.409A-1(b)(9)(v)(D). The short-term deferral exception, the two times severance exception and the limited payments exception shall be applied to the Severance Payments in order of payment in such manner as results in the maximum exclusion of such Severance Payments from treatment as deferred compensation under Section 409A of the Code. Each installment of the Severance Payments shall be deemed to be a separate payment for purposes of Section 409A of the Code.

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13. Legal Fees. (a) The Company shall promptly reimburse the Executive for his able legal fees incurred in connection with the negotiation and preparation of th ment. (b) In the event of a dispute between the parties hereto arising out o g to this Agreement, the prevailing party in any resulting arbitration proceeding on permitted under the terms of this Agreement shall be entitled to recover such reasonable attorneys' fees and costs in addition to any other relief to which suc hall be entitled. The determination of which party is the prevailing party shall y the arbitrator or court before whom such arbitration or litigation is conducted 14. Miscellaneous. (a) Any notice or other communication required or permitted under ent shall be effective only if it is in writing and shall be deemed to be given w ed personally or one (1) day after it is sent by a reputable overnight courier serv vidence of delivery) and, in each case, addressed as follows (or if it is sent thro er method agreed upon by the parties): If to BFC: Broadway Financial Corporation Attn: Board of Directors 5055 Wilshire Boulevard, Suite 500 Los Angeles, CA 90036 If to the Bank: Broadway Federal Bank, f.s.b. Attn: Board of Directors 5055 Wilshire Boulevard, Suite 500 Los Angeles, CA 90036 If to the Executive: Wayne-Kent A. Bradshaw 23265 Bluebird Drive Calabasas, CA 91302 ch other address as any party hereto may designate by notice to the others. (b) This Agreement together with the BFC Non-Statutory Stock Opt ent dated as of March 18, 2009 (the "2009 Stock Option Agreement"), the 2016 Agreement dated as of March 30,2016 (the "2016 Award Agreement"), and the the Executive pursuant to the ESOP shall constitute the entire agreement amon rties hereto with respect to the subject matter hereof, and supersede and replace a l prior understandings or agreements with respect to the subject matter hereof. (c) Only an instrument in writing signed by the parties hereto may this Agreement, and any provision hereof may be waived only by an instrument g signed by the party or parties against whom or which enforcement of such waive . The failure of any party hereto at any time to require the performance by any ot ereto of any provision hereof shall in no way affect the full right to require such mance at any time thereafter, nor shall the waiver by any party hereto of a breach ovision hereof be taken or held to be a waiver of any succeeding breach of such ion or a waiver of the provision itself or a waiver of any other provision of this ment. (d) This Agreement is binding on and is for the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and othe epresentatives. Neither this Agreement nor any right or obligation hereunder may ed by the Executive, except as permitted hereunder. (e) The Company shall require any successor (whether direct or t, by purchase, merger, consolidation or otherwise) to all or substantially all ofth ss and/or assets of the Company to assume this Agreement in the same manner an ame extent that the Company would have been required to perform it if no such sion had taken place. As used in this Agreement, the term "Company" shall mea mpany and any such successor (or successors) that assumes this Agreement, by on of law or otherwise. Notwithstanding the foregoing, no such assignment or tion shall relieve the Company of any obligations hereunder. (f) The parties hereto shall cooperate with each other and take all , including obtaining, any governmental or stockholder approval, that any of the termine in good faith to be required to carry out the terms of this Agreement. (g) The Company may withhold from any amounts payable to the ive hereunder all federal, state, city or other taxes that the Company may reasonab ine are required to be withheld pursuant to any applicable law or regulation (it bei ood, that the Executive shall be responsible for payment of all taxes in respect of t ts and benefits provided herein). (h) In the event that the Executive shall perform services for the Ban other affiliate or subsidiary of BFC, any compensation or benefits provided to the ve by such other employer shall be applied to offset the obligations of BFC er, it being intended that this Agreement set forth the aggregate compensation an payable to the Executive for all services to the Company and all of its affiliates an aries. BFC shall reimburse the Bank for compensation or benefits paid or provid Bank to the Executive to the extent attributable to the Executive's performance of s for BFC in accordance with the applicable reimbursement policies of BFC and t

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

(j) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile of a signature shall be deemed to be and have the effect of an original signature.

(k) The headings in this Agreement are for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

Broadway Financial Corporation

____
Name: Virgil Roberts
Title: Chairman of the Board

Broadway Federal Bank, f.s.b.

____
Name: Virgil Roberts
Title: Chairman of the Board

____
Wayne-Kent A. Bradshaw

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(i) This Agreement shall be governed by and construed in accorda e laws of the State of California, without reference to its principles of conflicts This Agreement may be executed in several counterparts, each G) shall be deemed an original, but all of which shall constitute one and the same ment. A facsimile of a signature shall be deemed to be and have the effect of an l signature. The headings in this Agreement are for convenience of referenc (k) d shall not be a part of or control or affect the meaning of any provision hereof IN WITNESS WHEREOF, the parties have executed this Employment Agreem e date first written above. Broadway Financial Corporation Name: Virgil Roberts Title: Chairman ofthe Board Broadway Federal Bank, f.s.b. Name: Virgil Roberts Title: Chairman of the Board Wayne-Kent A Bradshaw

EXHIBIT A

MUTUAL GENERAL RELEASE OF CLAIMS

This Mutual General Release of Claims ("Agreement") is dated and executed as of March, 22nd 2017 ("Execution Date"), by and among Broadway Financial Corporation ("BFC"), Broadway Federal Bank, f.s.b. (the "Bank" and together with BFC, the "Company"), and Wayne-Kent A. Bradshaw ("Executive"). Each of the parties hereto is referred to individually as a "Party" and collectively as the "Parties".

RECITALS

A. The Company and Executive entered into that certain Employment Agreement dated as of March 22, 2017 ("Employment Agreement"). All capitalized terms herein have the same meaning ascribed to them in the Employment Agreement, unless otherwise defined herein.

B. This Agreement is the mutual general release contemplated by Section 6 of the Employment Agreement.

C. Effective as of ___________ ___, ________, Executive's employment by the Company ceased pursuant to Section[1] of the Employment Agreement, a copy of which is affixed hereto marked Exhibit A and incorporated by reference herein.

Now, therefore, in consideration of the recitals above, and the mutual covenants and conditions set forth herein, the Parties agree as follows:

1. Effective Date. The term "Effective Date" means the date that is eight (8) calendar days after the Execution Date, provided Executive has not revoked his consent to this Agreement within seven (7) calendar days after the Execution Date. If the Effective Date falls on a weekend or holiday, the Effective Date shall be the business day immediately following such weekend or holiday. If Executive revokes his consent to this Agreement within seven (7) calendar days after the Execution Date, (i) there shall be no Effective Date, (ii) Executive shall not be entitled to any portion of the Separation Payments, and (iii) no Party shall have any obligations under this Agreement.

2. Accrued Obligations and Separation Payments. The Company, jointly and severally, shall pay the Executive, and the Executive shall be entitled to receive payment of the Accrued Obligations pursuant to and in accordance with Section 6 of the Employment Agreement. The Company, jointly and severally, shall pay Executive the Severance Payments pursuant to and in accordance with Section 6 of the Employment Agreement.

3. Survival of Employment Agreement Provisions. Executive and the Company acknowledge and agree that Sections 6(a), 6(d), 8, 9, 10, 11, 12, 13 and 14, together with all subsections thereof, of the Employment Agreement shall remain in full force and effect, and nothing herein terminates, amends or otherwise modifies any provision therein.

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[1] Insert as applicable: "4(b)(i)," "4(b)(iii)" or "4(b)(iv)."

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4. Executive Release.

4.1 If the Effective Date occurs, Executive for himself and on behalf of his heirs, beneficiaries, successors and assigns, hereby fully releases and discharges (i) the Company and its successors, predecessors and assigns, and (ii) each of the respective past and present shareholders, directors, officers, employees, agents, representatives, attorneys and accountants of the persons and entities described in clause (i) (the persons and entities described in clauses (i) and (ii), collectively, the "Company Releasees"), and each of them of and from, without limitation, any and all rights, claims, liabilities, losses or expenses of any kind whether arising out of, from, or related to Executive's employment relationship with any of the Company Releasees, termination of Executive's employment, or arising out of any other matter between Executive and the Company Releasees through and including the Execution Date. The claims released in this Agreement include, but are not limited to, claims based on tort, contract (express or implied and oral or written), or any federal state, or local law, statute, regulation or ordinance. By way of example and not in limitation, this release includes any claims arising under federal and state wage and hour laws, the Equal Pay Act; the Family and Medical Leave Act of 1993; Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the California Fair Employment and Housing Act, the California Labor Code, the Pregnancy Disability Leave Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, all claims under the Employee Retirement Income Security Act, as well as any claims asserting wrongful termination, harassment, discrimination, breach of contract, breach of the implied (and any explicit) covenant of good faith and fair dealing, infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability. Such released claims also include claims for wages or other compensation due, severance pay, bonuses, sick leave, vacation pay, insurance or any other fringe benefit. Notwithstanding the foregoing, nothing herein waives (i) any rights or claims Executive may have that cannot lawfully be waived by agreement of the Parties, including, but not limited to, workers' compensation benefits, unemployment insurance benefits, and his indemnification rights under California Labor Code Sections 2800, et seq., (ii) Executive's rights to payment of the Accrued Obligations and the Severance Payments in accordance with this Agreement, (iii) Executive's vested rights pursuant to the 2009 Stock Option Agreement, the 2016 Award Agreement and all subsequent restricted stock awards granted to Executive by the Company, if any, (iv) Executive's rights under any Company plans that by their terms survive employment termination, including, without limitation, the Bank's Employee Stock Ownership Plan, (v) Executive's rights to indemnification pursuant to BFC's certificate of incorporation and bylaws and the Bank's charter and bylaws, and (vi) any and all Executive's rights arising out of, related to, or in connection with this Agreement (collectively, the "Executive Reserved Claims"). In addition, nothing herein shall prevent the Equal Employment Opportunity Commission from investigating or pursuing any matter that it deems appropriate; provided, however, Executive understands and agrees that, except as otherwise arising out of or related to this Agreement, Executive is not and shall not be entitled to seek any further monetary compensation from any Company Releasee and that any remedies that may be available to Executive are entirely superseded by the releases contained in this Agreement.

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4.2 Except for the Executive Reserved Claims, Executive understands that the claims released are intended to and do include any and all claims of e and kind whatsoever, whether known or unknown, suspected or unsuspected, w ive has or may have against any of the Company Releasees and Executive he any and all rights Executive has or may have under Section 1542 of the Califo ode which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor." hstanding the provisions of Section 1542, as well as laws of similar effect, and pose of implementing a full and complete release and discharge of the parties ns herein released, Executive expressly acknowledges that this Agreemen d to include in its effect, without limitation, all claims which Executive does r suspects to exist in his favor at the time of execution hereof, and that all s are included within, and extinguished and discharged by, this Agreement, exclud cutive Reserved Claims. Executive acknowledges that this release constitute itional general release of any and all known or unknown claims that Executive ainst any Company Releasees, excluding the Executive Reserved Claims, des that Executive may become aware of claims in the future which Executive did r prior to signing this Agreement. Company Release. 5.1 If the Effective Date occurs, each of BFC and the Bank, for itself and of its respective stockholders, directors, successors and assigns, hereby f and discharges Executive and Executive's heirs, beneficiaries, successors (collectively, the "Executive Releasees"), and each of them of and from, with on, any and all rights, claims, liabilities, losses or expenses of any kind whet out of, from, or related to Executive's employment relationship with the Compa tion of Executive's employment or the Employment Agreement through g the Execution Date. The claims released in this Agreement include, but are to, claims based on tort, contract (express or implied and oral or written), or state, or local law, statute, regulation or ordinance. By way of example and no on, this release includes any claims asserting breach of contract, breach of fiduci e covenant of good faith and fair dealing, misrepresentation, or interference w or prospective economic advantage. Notwithstanding the foregoing, noth aives any claims against Executive for (i) claims arising from or relating to t ent, (ii) claims arising from or relating to the 2009 Stock Option Agreement, ( rising from or relating to the 2016 Award Agreement, and all subsequent restric wards granted to Executive by the Company, if any, (iv) claims arising from to any breach of provisions from the Employment Agreement that survive beyo cution Date, or (v) claims arising from or relating to any Company plans that rms survive employment termination(collectively, the "Company Reserv ).

5.2 Except for the Company Reserved Claims, the Company understands and agrees that the claims released are intended to and do include any and all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, which the Company has or may have against Executive or any of the other Executive Releasees and the Company hereby waives any and all rights it has or may have under Section 1542 of the California Civil Code which provides:

> *"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."*

Notwithstanding the provisions of Section 1542, as well as laws of similar effect, and for the purpose of implementing a full and complete release and discharge of the parties and concerns herein released, the Company expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which it does not know or suspect to exist in its favor at the time of execution hereof, and that all such claims are included within, and extinguished and discharged by, this Agreement, except for the Company Reserved Claims. The Company acknowledges that this release constitutes an unconditional general release of any and all known or unknown claims (except for the Company Reserved Claims) that it may have against Executive or any other Executive Releasees, despite the fact that it may become aware of claims in the future which it did not consider prior to signing this Agreement.

6. Representations and Covenants of Executive. Executive represents and warrants to, and covenants with, the Company as of the Execution Date as follows:

6.1 No Claims Against Company. Executive has not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company, with any local, state or federal agency, union or court from the beginning of time to the Execution Date, and Executive will not do so at any time hereafter, based upon events occurring prior to the Execution Date, excluding any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company arising out of or relating to any Executive Reserved Claims. In the event any arbitrator or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring any legal proceeding on his behalf, Executive will ask any such arbitrator or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice, excluding any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company arising out of or relating to any Executive Reserved Claims.

6.2 Non-Assignment of Claims. Executive has not assigned or transferred, or purported to assign or transfer, by operation of law or otherwise, to any person, firm, corporation, partnership or other legal entity, any debt, claim, obligation, damage, liability, demand, or cause of action herein released. Executive, directly or indirectly, shall not prosecute or maintain or institute any action or proceeding at law or in equity, of any kind or nature whatsoever against the Company or any other Company Releasees for any reason related in any way to any claim released in this Agreement, and shall not raise any claim

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against the Company or any other Company Releasees by way of defense, counterclaim or cross-claim or in any other manner, on any alleged claim released in this Agreement.

6.3 Responsible for Taxes. Executive shall be fully responsible for any and all of his income and other taxes relating to or arising from the payment of the Accrued Obligations and Severance Payments as required by applicable law, provided nothing herein modifies or amends Section 11(b) of the Employment Agreement. If Executive fails to pay a tax obligation required by applicable law relating to or arising from the payment of the Accrued Obligations and Severance Payments, and if as a result of such failure the Company becomes liable for, or pays such tax obligation, Executive shall indemnify and hold harmless the Company for payments actually made by it to satisfy such obligation.

6.4 Voluntary Signing. This Agreement is executed voluntarily, without coercion, and with full knowledge of its significance, and with Executive's full understanding of its terms and conditions. Executive has received all wages and compensation, as well as reimbursement of expenses, due and owing to him, excluding any unpaid Accrued Obligations or Severance Payments or any other payments or benefits which may be due and owing hereunder.

7. Representations and Covenants of Company. Company represents and warrants to, and covenants with, Executive as of the Execution Date as follows:

7.1 No Claims Against Executive. Company, directly or indirectly, has not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against Executive, with any local, state or federal agency, union or court from the beginning of time to the Execution Date and that Company will not do so at any time hereafter, based upon events occurring prior to the Execution Date, not including any charges, complaints, grievances, arbitrations, lawsuits, or claims against Executive arising out of or related to any Company Reserved Claims. In the event any arbitrator or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring, directly or indirectly, any legal proceeding on Company's behalf, Company will ask any such arbitrator or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice, not including any lawsuit, claim, charge, grievance, arbitration, or complaint arising out of or related to the Company Reserved Claims.

7.2 Non-Assignment of Claims. Company, directly or indirectly, has not assigned or transferred, or purported to assign or transfer, by operation of law or otherwise, to any person, firm, corporation, partnership or other legal entity, any debt, claim, obligation, damage, liability, demand, or cause of action herein released. Company, directly or indirectly, shall not prosecute or maintain or institute any action or proceeding at law or in equity, of any kind or nature whatsoever against Executive or any other Executive Releasees for any reason related in any way to any claim released in this Agreement, and shall not raise any claim against Executive or any other Executive Releasees by way of defense, counterclaim or cross-claim or in any other manner, on any alleged claim released in this Agreement.

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7.3 Voluntary Signing. Company has executed this Agreement volunta t coercion, and with full knowledge of its significance, and with Company's tanding of its terms and conditions. As of the Execution Date, Company has pai and compensation, as well as reimbursement of expenses, due and owin ive, not including any unpaid accrued obligations or Severance Payments or o nts or benefits which may be due and owing hereunder. Representations of Parties. Each Party represents and warrants to the other Part : (i) this Agreement constitutes the legal, valid, and binding obligation of s enforceable against him or it in accordance with its terms, except as s ability may be limited by bankruptcy, insolvency, or other similar laws relatin cting creditors' rights generally, or by general equitable principles (regardles r such enforceability is considered in a proceeding in equity or at law); (ii) the P absolute and unrestricted right, power, authority, and capacity to execute this Agreement and to perform his or its obligations under this Agreement; the execution anddeliveryof this Agreementnor the consummation ance of any of the transactions contemplated by this Agreement will, directly ly (with or without notice or lapse of time) contravene, conflict with, or result n of (A) any provision of any agreement, contract, obligation, promise king (whether written or oral and whether express or implied) to which such P ty or by which his or its assets are bound or (B) any award, decision, injuncti nt, order, or ruling, in each case that is binding upon such Party or to which su a party; (iv) the Party will not be required to give any notice to or obtain l, consent, ratification, waiver or other authorization from any individ tion, general or limited partnership, limited liability company, trust, or other ent ection with the execution and delivery of this Agreement or the consummation ance of any of his or its respective covenants set forth in this Agreement, except nsents, if any, that shall have been obtained on or prior to the Execution Date. ndemnity. 9.1 If Executive breaches any of Executive's representations or warranties s 6 (Representations and Covenants of Executive), or 8 (Representations Executive shall defend, indemnify, and hold the Company and the other Compa es harmless from and against any and all claims, liabilities, losses, judgmen ons, damages, costs, expenses, and actions, incurred as a result of such brea g, without limitation, reasonable attorneys' and accountants' fees and costs. .2 Ifthe Company breaches any of its representations or warranties in Sectio esentations and Covenants of Company), or 8 (Representations of Parties), t y shall defend, indemnify, and hold Executive and the other Executive Release from and against any and all claims, liabilities, losses, judgments, obligatio , costs, expenses, and actions, incurred as a result of such breach, includin limitation, reasonable attorneys' and accountants' fees and costs. dditional Acknowledgments. By signing this Agreement, Executive furth edges and consents that Executive hereby has been advised:

(a) To consult with an attorney prior to signing this Agreement;

(b) That Executive has up to twenty-one (21) days in which to consider whether he should sign this Agreement, which contains a release of claims under the Age Discrimination and Employment Act of 1967 ("ADEA"), as amended; and

(c) That if Executive signs this Agreement, Executive will have seven (7) days following the Execution Date to revoke the Agreement by delivering a notice regarding same to Virgil Roberts, Chairman of the Board, at the Company's principal office. This revocation period cannot be waived, and Executive is not entitled to receive the Separation Payments prior to expiration of this revocation period.

11. Governing Law; No Presumption From Drafting; Survival of Representations. This Agreement shall be governed by and interpreted under the laws of the State of California applicable to contracts made and to be performed entirely within such State, without regard to its conflicts of law provisions. This Agreement has been negotiated by all Parties. Accordingly, any rule of applicable law, including, without limitation, California Civil Code Section 1654, or any other statute or common law principles of similar effect, which would require interpretation of ambiguities in this Agreement against the Party that has drafted it, has no application and is expressly waived. All representations and warranties made by any Party herein shall survive the Effective Date.

12. Dispute Resolution. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including without limitation the determination of the scope or applicability of this Section 12, shall be determined by arbitration in Los Angeles, California before a single arbitrator who is a retired judge on the panel of JAMS. If the parties are unable to agree upon the selection of one arbitrator, any party may request JAMS to appoint such arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. The decision of the arbitrator shall be final and binding on the parties. The scope of discovery shall be determined by the arbitrator. The prevailing party shall be entitled to recover reasonable attorneys' fees and costs in accordance with Section 13. Judgment on the arbitration award may be entered in any court having appropriate jurisdiction. This Section 12 shall not preclude parties from seeking provisional remedies in aid of arbitration from a court having appropriate jurisdiction.

13. Recovery of Fees and Costs. In the event that any legal, equitable, arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or invalidity in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred, in addition to any other relief to which such Party may be entitled.

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14. Severability. The provisions of this Agreement are severable. If any provision herein, or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such provision to any other person or any other circumstance shall not be thereby affected. In such event, the Parties shall negotiate in good faith to replace the invalid or unenforceable provision with another reflecting the same relative distribution of economic benefits and burdens.

15. Gender and Section Headings. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates. Section headings contained herein are for convenience only and shall not be considered for any purpose in construing this Agreement.

16. Successors and Assigns. This Agreement shall bind and inure to the benefit of the successors, assigns, heirs and personal representatives of the Company, each of the other Releasees and Executive, provided no assignment shall relieve the assignor of any obligations hereunder.

17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same Agreement, binding all Parties, notwithstanding that all of the Parties are not signatory to the original or same counterpart. A facsimile, or PDF scanned signature page, shall have the same force and effect as an original signature.

18. Entire Agreement; Amendment; No Admission of Liability. This Agreement together with the 2009 Stock Option Agreement, the 2016 Award Agreement, the Bank Employee Stock Ownership Plan [2] constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede any prior or contemporaneous agreements, representations, understandings, policies, or practices among the Parties, whether oral or written, express or implied. The terms of this Agreement may not be modified, amended, changed, altered or waived, except in a writing signed by Executive and a duly authorized representative of the Company. This Agreement shall not be construed as an admission of any liability or wrongdoing by Executive or the Company.

[2] Insert as applicable any other severance and equity incentive agreements between Executive and the Company that are in effect when this Agreement is signed.

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IN WITNESS WHEREOF, the Parties have entered into this Mutual General e of Claims as of the date first above written. BROADWAY FINANCIAL CORPORATION By: Its: BROADWAY FEDERAL BANK, f.s.b. By: Its: W/h....£1-..s-Wayne-Kent A. Bradshaw 15

IN WITNESS WHEREOF, the Parties have entered into this Mutual General e of Claims as of the date first above written. BROADWAY FINANCIAL CORPORATION By: _ Its: -----------BROADWAY FEDERAL BANK, f.s.b. By: _ Its: -----------W/h....£1-..s-Wayne-Kent A. Bradshaw 15